EXHIBIT 10.1

STATE OF SOUTH CAROLINA                                                               )
                         )          AMENDMENT THREE TO LEASE
COUNTY OF RICHLAND                                                       )

THIS AMENDMENT THREE TO LEASE ("Amendment Three") made and entered into as of the 28th day of February, 2012 by and between BLIND JOHN, LLC, a South Carolina limited liability company (the "Landlord") SELECT COMFORT SC CORPORATION, a Minnesota corporation (the “Tenant”) and SELECT COMFORT CORPORATION, a Minnesota corporation (the "Guarantor").

WITNESSETH

WHEREAS, pursuant to the terms of the Lease dated September 19, 2002 (the “Lease”) the Landlord’s predecessor, Frastacky (US) Properties Limited Partnership (“Frastacky”), leased to the Tenant the premises commonly known as the Select Comfort Building located at 630 Western Lane, Irmo, Richland County, South Carolina, TMS# 04000-05-18 and being more particularly defined as the “Property” in the foregoing Lease;

WHEREAS, the Guarantor agreed to unconditionally guarantee the full payment and performance of all of Tenant’s obligations pursuant to the Lease;

WHEREAS, Frastacky subsequently sold the Property to the above named Landlord and assigned all of its right, title and interest to the Lease to the above named Landlord;

WHEREAS, Landlord, Tenant and Guarantor modified the Lease by entering Lease Amendment One dated October 10, 2005 and Lease Amendment Two dated July 20, 2007 where Landlord agreed to make certain improvements to the parking lot for the Tenant.  It is agreed upon by all parties that these improvements have been completed.

WHEREAS, Tenant has exercised its option for a Renewal Term, extending the term of this lease to February 28, 2013.

WHEREAS, the Landlord has agreed to make certain improvements to the sprinkler system and to replace a portion of the Air Conditioning Units on the Property and in exchange the Tenant has agreed to amend the terms of the Lease as more particularly set forth in this Amendment Three.

NOW, THEREFORE, for and in consideration of the forgoing premises, the sum of $1.00 Dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment Three hereby amend, modify and supplement the terms of the Lease as follows:

1.	Except as amended in Amendment One and Amendment Two and in this Amendment Three, the terms as defined in the Lease shall have the same definition for purposes of this Amendment Three.

2.
In consideration of Tenant agreeing to extend the Term of the Lease, as further described in Paragraph 5 below, Landlord agrees to make available the sum of Two Hundred Fifty Thousand and no/100 ($250,000.00) for improvements to the Leased Premises as described in this Amendment Three to the Lease.

3.
Landlord shall, at its expense, make the improvements to the sprinkler system located on the Property that are described in in the Proposal and Contract from SimplexGrinnell, dated February 16, 2012 (the “Sprinkler System Improvements”).  Landlord acknowledges that time is of the essence and Landlord will commence the Sprinkler System Improvements as soon as possible subject to the terms and conditions of this Amendment Three to Lease.  The cost of the Sprinkler system Improvements is estimated to be One Hundred Sixty Four Thousand Eight Hundred Forty Thousand and no/100 ($164,840.00).  Landlord shall commit the amount of the Sprinkler System Improvements. to complete the Sprinkler System Improvements as soon as possible.  The Sprinkler System Improvements will include issuance of the required city, or county permits, as the case may be, to start the Sprinkler System Improvements, as well as flushing the fire suppression system at the completion of this work and the issuance of final approval from the city, or county as applicable.  Landlord agrees that a representative of Tenant’s insurance company is permitted to be present to observe the Sprinkler System Improvements as they are completed by the contractor.  Landlord also agrees to provide reasonable prior written notice to Tenant of the commencement date of the Sprinkler System Improvements so Tenant can make arrangements with its insurance company to have a representative present during the work.  In the event that there is any increase in the cost of the Sprinkler System Improvements above ten (10%) percent, both parties (Landlord and Tenant) must agree in writing to any such increase, approval by both parties is not to be unreasonably withheld.  Upon substantial completion (as hereinafter defined) of the Sprinkler System Improvements, Landlord shall notify Tenant thereof in writing.  Unless the Tenant provides Landlord with written notice that any portion of the Sprinkler System Improvements are not substantially complete (as hereinafter defined) within fifteen (15) days after receipt of Landlord’s notice to the Tenant, then the Sprinkler System Improvements shall be deemed to be substantially complete as of the date of Landlord’s notice to Tenant.  Any such notice from Tenant disputing substantial completion of the Sprinkler System Improvements shall specify (in reasonable detail) the item(s) that are deficient.  If any of the item(s) set forth in the Tenant’s notice to the Landlord require additional work to constitute substantial completion thereof, the Landlord shall notify Tenant in writing as soon as the applicable deficiencies have been corrected.  In such event, the Sprinkler System Improvements shall then be deemed to be substantially complete (as defined below) as of the date that Landlord and Tenant mutually agree that Landlord has corrected the applicable deficiencies.  Based on the completion of the Sprinkler System Improvements at the Leased Premises, Tenant will have no further maintenance obligation regarding the above ground water storage tank.

For purposes hereof, “substantial completion” of the Sprinkler System Improvements or the term “substantially complete” shall be defined as completion of the Sprinkler

System Improvements as defined herein and to the extent that the Sprinkler System Improvements are accepted by the Tenant in writing and are useable for their intended use, and are fully operational including having conducted a flush of the entire fire suppression system, but subject to Tenant’s punch-list items and the city, or county have issued the final approvals regarding the Sprinkler System Improvements at the Leased Premises.  Landlord agrees to provide an affidavit as to the final cost of the Sprinkler System Improvements as part of the substantial completion process.

4.
In addition, Landlord agrees that any sum remaining after the completion of the Sprinkler System Improvements, Landlord will use to replace the roof-top Air Conditioning Units, as needed, until Landlord has spent remaining balance left of the Two Hundred Fifty Thousand and no/100 ($250,000.00), as further described in Paragraph 1 of this Amendment Three.

5.     Article 3 of the Lease is hereby amended by adding the following paragraph:

The term of the lease is hereby extended an additional three (3) years.  Commencing on March 1, 2013, and terminating on February 28, 2016.

6.	Presently Fixed Rent for the property is $34,908.50 per month. This Fixed Rent shall continue and not increase for the extension period outlined in section 4 above.

7.	Section 23.1a and 23.1b. of the Lease and Section 5 of Amendment One are hereby amended to read as follows:

a.	“If to Landlord, at the following address:

Blind John, LLC
12-B Rutledge Avenue
Charleston, SC 29401
Attn: William C. Sanford

With a copy to:
Jim Kuyk, Esquire
Grant & Kuyk
P.O. Box 395
Charleston, SC 29402

b.	If to Tenant, at the following address

Select Comfort SC Corporation
9800 59th Avenue North
Minneapolis, MN 55442
Attn:  Corporate Counsel-Real Estate

8.      Except as amended in Amendment One, Amendment Two, and in this Amendment Three, all terms and conditions of this lease shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned parties have hereto set their respective hands and seals unto this Amendment Three to Lease.

Witnesses:                                                                                                                                    LANDLORD: BLIND JOHN, LLC

/s/ Muffi Brinson                                                                                      By: /s/ William C. Sanford
                                William C. Sanford, Its Managing Member

/s/ Sherry Funk                                                                                     Dated:  2-28-12

              TENANT:
                                  SELECT COMFORT SC CORPORATION,
              A Minnesota corporation

/s/ Mark E. Battis                                                                                          By:  /s/ Mark A. Kimball

             Name:  Mark A. Kimball

/s/ Rebecca L. Long                                                                                                 Title:  Senior Vice President, General Counsel

             Dated:  2-28-12

             GUARANTOR:
              SELECT COMFORT CORPORATION,
              A Minnesota corporation

/s/ Mark E. Battis                                                                                          By:  /s/ Mark A. Kimball

             Name:  Mark A. Kimball

/s/ Rebecca L. Long                                                                                  Title:  Senior Vice President, General Counsel

             Dated:  2-28-12